UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 15, 2014

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 15, 2014, Invacare Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders acted on proposals to: (1) elect eleven directors to a one-year term that will expire in 2015; (2) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year; and (3) approve, on an advisory basis, the compensation of the Company’s named executive officers.
Each of the following nominees was elected for a one-year term of office expiring in 2015 with respective votes as follows:

Nominees	For	Withheld	Broker Non-Votes
Michael F. Delaney	37,524,073	590,590	1,776,857
C. Martin Harris, M.D.	37,510,602	604,061	1,776,857
A. Malachi Mixon, III	37,497,346	617,317	1,776,857
Gerald B. Blouch	37,448,803	665,860	1,776,857
Charles S. Robb	37,540,118	574,545	1,776,857
Baiju R. Shah	37,490,165	624,498	1,776,857
James L. Jones	37,540,383	574,280	1,776,857
Dan T. Moore, III	37,420,235	694,428	1,776,857
Dale C. LaPorte	37,527,966	586,697	1,776,857
Ellen O. Tauscher	37,479,112	635,551	1,776,857
Michael J. Merriman	37,735,536	379,127	1,776,857

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year was approved with 39,488,034 votes for, 388,983 votes against and 14,503 votes abstained. There were no broker non-votes with respect to this proposal.
The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved with 37,637,644 votes for, 308,840 votes against, 168,179 votes abstained and 1,776,857 broker non-votes.

Item 8.01.	Other Events.
On May 15, 2014, the Company issued a press release announcing that Michael Merriman was elected to the Company’s Board of Directors at the Annual Meeting. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
On May 15, 2014, the Company’s Board of Directors revised its Board committee structure by establishing a new committee and by combining two of its committees. Following the restructuring, the Company’s four standing Board committees include the Audit Committee, the Compensation and Management Development Committee, the Nominating and Governance Committee and the new Regulatory and Compliance Committee.
The Regulatory and Compliance Committee will assist the Board in its oversight of the Company’s legal and regulatory compliance matters, except for financial compliance matters overseen by the Audit Committee, and in monitoring the Company’s governmental relations activities. In particular, the Regulatory and Compliance Committee will assume responsibility for oversight of the Company’s compliance with all

U.S. Food and Drug Administration and other federal, state or foreign regulatory compliance requirements related to medical devices, which had previously been the responsibility of the Audit Committee. The Regulatory and Compliance Committee also will review and evaluate the Company’s corporate compliance functions regarding legal and ethical conduct and compliance with governmental laws and regulations in such areas as health care, medical reimbursement, trade regulation, anti-corruption, environmental, transportation and commerce. The members of the Regulatory and Compliance Committee are Ellen O. Tauscher (Chair), Dale C. LaPorte and Baiju R. Shah.
The role of the Nominating and Governance Committee encompasses the collective responsibilities of the Company’s previously separate Nominating Committee and Governance Committee. These include indentifying individuals qualified to become board members and recommending nominees for election at the annual meeting of shareholders, as well as assisting the Board in all matters relating to corporate governance. The members of the Nominating and Governance Committee include C. Martin Harris M.D. and Charles S. Robb as co-chairs, and Michael F. Delaney, Dale C. LaPorte and James L. Jones.
The responsibilities of the Audit Committee and the Compensation and Management Development Committee remain largely unchanged, other than the Board’s delegation of oversight of the Company’s medical device regulatory compliance to the Regulatory and Compliance Committee as described above. The members of the Audit Committee include Baiju R. Shah (chair), Michael J. Merriman, Dan T. Moore, III and Ellen O. Tauscher. The Compensation and Management Development Committee is comprised of Dan T. Moore, III (chair), James L. Jones, Michael J. Merriman and Baiju R. Shah.
The charters for each of the four standing Board committees are available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 15, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: May 16, 2014	By:	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 15, 2014.